UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 9, 2004

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3802 Corporex Park Drive

Tampa, Florida 33619

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2004, Samuel M. Hensley submitted his resignation as Senior Vice President and Chief Financial Officer of Quality Distribution, Inc. (the “Company”) and Quality Distribution, LLC, the Company’s wholly owned subsidiary, to pursue another opportunity. Mr. Hensley’s resignation will be effective September 24, 2004.

On September 14, 2004, the Board appointed Richard B. Marchese as Interim Senior Vice President and Chief Financial Officer (see Item 5.02 below). Mr. Marchese will receive a salary of $250,000 per annum and was granted options covering 25,000 shares of the common stock of the Company at a strike price equal to the closing price on the Nasdaq Stock Market on September 24, 2004. The options will vest in equal installments quarterly over three years provided Mr. Marchese is an officer or director of the Company. He will be entitled to the other normal benefits accorded employees or executive officers of the Company. A Term Sheet reflecting the agreement with Mr. Marchese is annexed as Exhibit 99.2 and incorporated herein by reference. An employment agreement reflecting these terms has not yet been executed.

A copy of the Company’s press release dated September 14, 2004 is attached hereto as Exhibit 99.1.

The information set forth in item 5.02 of this current report on Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) On September 14, 2004, Quality Distribution, Inc. (the “Company”) notified the Nasdaq Stock Market, Inc. (“Nasdaq”) that one of its members of the Board of Directors and Chairman of the Audit Committee, Richard B. Marchese would be serving as the interim chief financial officer of the Company due to the resignation of Samuel M. Hensley. The Company acknowledged that the interim position held by Mr. Marchese meant the Company was not compliant with Nasdaq Marketplace Rule 4350(d)(2), which requires the Audit Committee to comprise at least three independent directors.

Nasdaq confirmed that the Company would not be in compliance with Nasdaq Marketplace Rule 4350(d)(2). Nasdaq confirmed to the Company that Nasdaq Marketplace Rule 4350(d)(4) provides for a cure period until the Company’s next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to comply with this requirement, in order to regain compliance. The Company intends to regain compliance with Nasdaq Marketplace Rule 4350 as promptly as possible but no later than the Company’s next annual meeting of stockholders.

The information set forth in item 5.02 of this current report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 9, 2004, Samuel M. Hensley submitted his resignation as Senior Vice President and Chief Financial Officer of Quality Distribution, Inc. (the “Company”) and Quality Distribution, LLC, the Company’s wholly owned subsidiary, to pursue other interests. Mr. Hensley’s resignation will be effective September 24, 2004. The resignation of Mr. Hensley was not due to a disagreement with the Company’s operations, policies or practices.

(c) Mr. Hensley will be replaced by Richard B. Marchese, the current Lead Independent Director of the Company’s Board of Directors, Chairman of the Audit and Corporate Governance Committees and member of the Executive Committee. Mr. Marchese will act on an interim basis and the Company has undertaken a search for suitable candidates to permanently fill the position. The Company has agreed to terms of employment with Mr. Marchese (see Item 1.01 above and Exhibit 99.2 which are incorporated herein by reference). Mr. Marchese will resign his positions as Chairman and a member of the Audit Committee, as Chairman and a member of the Corporate Governance Committee, and as Lead Independent Director. Mr. Marchese will remain a member of the Board of Directors and a member of the Executive Committee. He will not be compensated for his service on the Board of Directors or the Executive Committee.

Mr. Marchese became a member of the Board effective January 1, 2004. Mr. Marchese served as Vice President Finance, Chief Financial Officer and Treasurer of Georgia Gulf Corporation from 1989 until his retirement at the end of 2003. Prior to 1989, Mr. Marchese served as the Controller of Georgia Gulf Corporation and prior to that was the Controller of the Resins Division of Georgia Pacific Corporation.

On September 14, 2004, the Board of Directors also appointed Alan H. Schumacher, a current director and member of the Audit Committee, to replace Mr. Marchese as Chairman of the Audit Committee and Audit Committee financial expert. Mr. Schumacher was also appointed to the Corporate Governance Committee replacing Mr. Marchese. Joshua Harris, a current member of the Corporate Governance Committee, became Chairman of that Committee.

Mr. Schumacher is Chairman of the Board of Anchor Glass Container Corporation. From 1977 to 2000, Mr. Schumacher served in various financial positions at American National Can and American National Can Group, serving as Executive Vice President and Chief Financial Officer from 1997 to 2000. Mr. Schumacher is also a member of the Federal Accounting Standards Advisory Board and a member of the board of directors of BlueLinx Holdings Inc.

A copy of the Company’s press release dated September 14, 2004 is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(a)	Exhibits

Exhibit Number	Description of Exhibits
99.1	Press Release of Quality Distribution, Inc. dated September 14, 2004

99.2	Term Sheet with respect to the employment of Richard B. Marchese dated September 14, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: September 14, 2004	By:	/s/ Thomas L. Finkbiner
	Name:	Thomas L. Finkbiner
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
99.1	Press Release of Quality Distribution, Inc. dated September 14, 2004

99.2	Term Sheet with respect to the employment of Richard B. Marchese dated September 14, 2004